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                                                                  Exhibit 15.1


May 12, 1999




The Board of Directors
United Stationers Inc.

We are aware of the incorporation by reference in the Registration Statement on Form S-8 of United Stationers Inc. for the registration of 8,200,000 shares of its common stock of our report dated April 23, 1999 relating to the unaudited condensed consolidated interim financial statements of United Stationers Inc. which are included in its Form 10-Q for the quarter ended March 31, 1999.


                                    /s/ Ernst & Young LLP